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                          SERVUS LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                 Thomas M. Marra
                             Ernest M. McNeill, Jr.
                             Christine Hayer Repasy
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark, W. Michael Stobart and Shane E. Daly to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of Servus Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

By: /s/ Thomas M. Marra                 Dated as of July 10, 2003
    --------------------------
    Thomas M. Marra

By: /s/ Ernest M. McNeill, Jr.          Dated as of July 10, 2003
    --------------------------
    Ernest M. McNeill, Jr.

By: /s/ Christine Hayer Repasy          Dated as of July 10, 2003
    --------------------------
    Christine Hayer Repasy

By: /s/ Lizabeth H. Zlatkus             Dated as of July 10, 2003
    --------------------------
    Lizabeth H. Zlatkus

By: /s/ David M. Znamierowski           Dated as of July 10, 2003
    --------------------------
    David M. Znamierowski